EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated September 9, 2008, with respect to the consolidated financial statements and schedule ( which includes an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes – An interpretation of FASB Statement No. 109 on July 1, 2007) and internal control over financial reporting included in the Annual Report of Nobel Learning Communities, Inc. and subsidiaries on Form 10-K for the fiscal year (52-week period) ended June 28, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Nobel Learning Communities, Inc. on Forms S-3 (File No. 333-148294, effective January 8, 2008) and on Forms S-8 (File No. 333-140507, effective February 7, 2007; File No. 333-124247, effective April 22, 2005; File No. 333-61372, effective May 22, 2001; File No. 333-61374, effective May 22, 2001; File No. 033-64701, effective December 1, 1995).

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
September 9, 2008